                                                                      EXHIBIT 21

                           CLARCOR INC. SUBSIDIARIES
                            AS OF FEBRUARY 23, 1996

                                                 JURISDICTION OF
                                                 INCORPORATION OR     PERCENT OF
                    NAME                           ORGANIZATION        OWNERSHIP
---------------------------------------------  --------------------  -------------
CLARCOR Consumer Products, Inc.                Delaware                     100%
  J.L. Clark, Inc.                             Delaware                     100%
  Clark Europe, Inc.                           Delaware                     100%
CLARCOR Filtration Products, Inc.              Delaware                     100%
  Airguard Industries, Inc.                    Kentucky                     100%
  Baldwin Filters, Inc.                        Delaware                     100%
    Baldwin Filters N.V.                       Belgium                      100%*
    Baldwin Filters Limited                    United Kingdom               100%*
    Baldwin South Africa, Inc.                 Delaware                     100%
      Baldwin-Unifil S.A.                      South Africa                  70%(B)
    Hastings Filters, Inc.                     Delaware                     100%
      Hastings Filters Ltd. Canada             Canada                       100%
  Baldwin Filters (Aust.) Pty. Limited         Australia                     50%
  Clark Filter, Inc.                           Delaware                     100%
  Filtros Baldwin de Mexico                    Mexico                        90%
CLARCOR International, Inc.                    Delaware                     100%
  Baldwin-Weifang Filters Ltd.                 China                         60%(A)
CLARCOR Foreign Sales Corporation              Virgin Islands               100%
CLARCOR Trading Company                        Delaware                     100%*

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*   Direct or indirect
(A) Acquired in December 1995.
(B) Acquired in February 1996.